                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                         Filed by the Registrant [X]

                Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ]   Preliminary Proxy Statement               [ ] Confidential, for Use of the
                                                    Commission Only (as
                                                    permitted by Rule
                                                    14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting  Material  Pursuant  to sec.
      240.14a-11(c) or sec. 240.14a-12

                                 GTI CORPORATION
                                 ---------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

GTI CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 22, 1998

                                     NOTICE

To the Stockholders:

     The Annual Meeting of the Stockholders (the "Annual Meeting") of GTI Corporation, a Delaware corporation (the "Company"), will be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on Thursday, October 22, 1998, at 10:00 a.m., local time, for the following purposes:

     (1) To elect a Board of Directors of four members;

     (2) To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998;

     (3) To transact any and all other business which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     A Proxy Statement containing information for stockholders is annexed hereto and a copy of the Annual Report of the Company for the fiscal year ended December 31, 1997, is enclosed herewith.

     Stockholders of record at the close of business on Tuesday, September 22, 1998, will be entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at the Company's corporate offices, located at 9715 Business Park Avenue, San Diego, California 92131. Stockholders may examine the list during ordinary business hours during the 10-day period before the Annual Meeting. The list will also be available for inspection at the Annual Meeting.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE TO HAVE THEIR STOCK VOTED AT THE ANNUAL MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN THE SAME IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ BRUCE C. MYERS

                                          Bruce C. Myers
                                          Secretary

October 2, 1998
San Diego, California

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
  PURPOSES OF THE ANNUAL MEETING............................    1
PROPOSAL ONE ELECTION OF DIRECTORS (ITEM 1 ON THE PROXY
  CARD).....................................................    2
  NOMINEES FOR ELECTION AS DIRECTORS........................    2
  INFORMATION REGARDING NOMINEES............................    2
  VOTE REQUIRED.............................................    3
  AGGREGATE STOCK OWNERSHIP OF DIRECTORS AND OFFICERS.......    3
  PRINCIPAL STOCKHOLDERS....................................    4
  BOARD COMMITTEES..........................................    5
     Audit Committee........................................    5
     Nominating Committee...................................    5
     Compensation Committee.................................    5
     Special Committee......................................    5
  BOARD AND COMMITTEE MEETING ATTENDANCE....................    5
  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
     PARTICIPATION..........................................    6
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............    6
  COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND
     DIRECTORS..............................................    7
  SUMMARY COMPENSATION TABLE................................    7
  COMPENSATION COMMITTEE REPORT.............................    7
  1997 COMPENSATION COMMITTEE REPORT........................    7
  EMPLOYMENT AGREEMENTS AND SEVERANCE AND RETIREMENT
     ARRANGEMENTS...........................................    9
  CHANGE OF CONTROL AGREEMENTS..............................    9
  STOCK OPTIONS.............................................   10
     Stock Incentive Plan...................................   10
  OPTION/SAR GRANTS IN LAST FISCAL YEAR.....................   11
  AGGREGATED OPTION EXERCISES IN 1997 AND YEAR END OPTION
     VALUE..................................................   11
  DIRECTORS' COMPENSATION...................................   11
     Director Remuneration..................................   11
     Non-Employee Director Stock Options....................   11
  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT............   12
  CUMULATIVE TOTAL STOCKHOLDER RETURN.......................   13
PROPOSAL TWO RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
  (ITEM 2 ON THE PROXY CARD)................................   13
METHODS AND EXPENSES OF SOLICITATION........................   14
FORM 10-K/A.................................................   14
STOCKHOLDERS' PROPOSALS.....................................   14

                                GTI CORPORATION
                           9715 BUSINESS PARK AVENUE
                        SAN DIEGO, CALIFORNIA 92131-1642
                                 (619) 537-2500
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 22, 1998
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GTI Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of the Stockholders of the Company (the "Annual Meeting") to be held on Thursday, October 22, 1998, at 10:00 a.m., local time, at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, and at any and all adjournments thereof.

     The only business that the management of the Company intends to present, or knows that others will present, at the Annual Meeting is specified in the accompanying notice. If other matters are properly presented at the Annual Meeting, however, such matters will be considered and acted upon, and the persons named in the proxies being solicited will vote such proxies in accordance with their best judgment on such matters.

     This Proxy Statement and the accompanying notice and form of proxy will be mailed to stockholders on or about October 2, 1998.

     Stockholders of record at the close of business on September 22, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were outstanding 8,973,475 shares of the Company's Common Stock, par value $0.04 per share (the "Common Stock"), and 8,110 shares of the Company's $35.00 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Holders of Common Stock are entitled to one vote per share, while holders of Preferred Stock are entitled to 234.314 votes per share. In electing directors of the Company and voting on the other proposals presented, holders of Common Stock and holders of Preferred Stock will vote together as a single class. The presence, in person or by proxy, of the holders of shares representing at least 5,436,881 votes at the Annual Meeting shall constitute a quorum.

     All shares represented by properly executed and unrevoked proxies will be voted at the Annual Meeting. Shares represented by proxies marked as abstentions on any matter will not be voted on that matter, although they will be counted for quorum purposes and to determine voting results. Broker's shares held in "street name" and represented by proxies but not voted by such broker will be counted for quorum purposes but will not be counted to determine voting results. The proxy accompanying this Proxy Statement may be revoked at any time prior to voting by providing written notice to the Secretary of the Company or by appearance at the Annual Meeting and voting in person.

     There are no dissenters' rights of appraisal with respect to any matter to be acted upon at the Annual Meeting.

                                  INTRODUCTION

PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are to: (1) elect four directors to serve on the Company's Board of Directors (the "Board of Directors") for a term of one year and until their successors are duly elected and qualified; (2) ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998; and (3) transact any and all other business which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting, four directors are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. The Board of Directors currently consists of five members: Timothy M. Curtis, Edmund B. Fitzgerald, Albert J. Hugo-Martinez, Kenneth E. Maud, and Robert E. Venter. However, Mr. Fitzgerald, having reached the age of 72, is no longer eligible to stand for re-election, pursuant to the Company's By-laws. The Board of Directors has voted to reduce the number of directors from five members to four, effective at the Annual Meeting. All four of the nominees are currently serving as directors of the Company. It is intended that all proxies in the enclosed form will be voted for the nominees listed below, unless otherwise directed. If any of the nominees listed below is unable to serve for any reason not presently known, a substitute or substitutes will be nominated by the Company's Board of Directors and the proxies will be voted for such substitute or substitutes. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE FOUR NOMINEES LISTED BELOW.

INFORMATION REGARDING NOMINEES

     The following table sets forth the name, age, principal occupation for the periods indicated, and other directorships of each of the current nominees at the Annual Meeting:

     Timothy M. Curtis, age 55, has been a Director since 1994. Since February 1992, Mr. Curtis has been the Chief Executive and a director of Telemetrix PLC, a United Kingdom corporation, which is listed on the London Stock Exchange and is engaged in the manufacture and sale of advanced electronics products. From 1994 through 1996, he was a Non-Employee Director of Bournemouth and West Hampshire Water PLC, and from 1994 to 1995 a Non-Employee Director of Dobson Park Industries PLC. He is currently a Non-Executive Director of Pace Micro Technology PLC.

     Albert J. Hugo-Martinez, age 52, has served as President, Chief Executive Officer and a Director of the Company since March 1996. From 1988 to 1995, Mr. Hugo-Martinez was President and Chief Executive Officer of Applied Micro Circuits Corp. in San Diego, California. Prior thereto, he held various management positions with TRW, Burr Brown Corporation and Motorola Semiconductor. Mr. Hugo-Martinez is a director of Microchip Corp. and the UCSD Cancer Center.

     Kenneth E. Maud, age 53, has been a Director since 1995. Mr. Maud served as interim President and Chief Executive Officer of the Company from January 1996 to March 1996. Mr. Maud also served as the Chairman of Peek PLC ("Peek"), a multinational group of companies specializing in advanced electronic traffic management systems and field data systems, from April 1991 through May 1997. From September 1986 to April 1991, Mr. Maud served as the Chief Executive of Peek. For the past 21 years, Mr. Maud has been directly involved in the development of publicly-owned electronics groups in different parts of the world. Mr. Maud is a director and Chairman of Atlantis International Corporation.

     Robert E. Venter, age 37, has been a Director since 1993. Mr. Venter has been a senior executive with Allied Electronics Corporation Limited, a South African corporation ("Allied") since September 1990, most recently serving as Chief Executive of and a director of Power Technologies Limited, a Johannesburg Stock Exchange listed electrical engineering company, and an affiliate of Allied (see Note 1 to "Principal Stockholders"). Previously, he was a Vice President of Corporate Finance of Bear Stearns Co., Inc. from 1988 to 1990. Mr. Venter is also a director of Ventron Corporation and Allied, which are both listed on the Johannesburg Stock Exchange, as well as a director of Telemetrix PLC.

VOTE REQUIRED

     Directors will be elected by a plurality of the votes represented by the Common Stock and Preferred Stock, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote. Telemetrix PLC, which as of the Record Date directly or indirectly owned 47.9% of the outstanding shares of Common Stock and 100% of the outstanding shares of Preferred Stock, collectively representing approximately 57% of the vote, has indicated its intention to vote for all four of the above nominees.

AGGREGATE STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 1, 1998, by (i) each director of the Company and each of the executive officers of the Company named below in the "Summary Compensation Table" (collectively, the "Named Officers"), except for Mr. Kopenhaver whose employment terminated in June 1998, and (ii) all directors and executive officers of the Company as a group. One hundred percent (100%) of the Preferred Stock is held by Telemetrix PLC. (See "Principal Stockholders.") The table is based upon information supplied by directors and officers of the Company. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                       PERCENT OF
                                                 AMOUNT AND NATURE      CLASS AS        PERCENT
                                                   OF BENEFICIAL     OF SEPTEMBER 1,   OF VOTING
 NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP     OWNERSHIP(1)           1998           POWER
 ---------------------------------------------   -----------------   ---------------   ---------
Timothy M. Curtis(2)...........................        10,000                *              *
Edmund B. Fitzgerald...........................        15,000                *              *
Michael Hollabaugh.............................        12,500                *              *
Albert J. Hugo-Martinez(3).....................        88,500                *              *
Kenneth E. Maud................................        60,000                *              *
Bruce C. Myers(4)..............................        15,000                *              *
William Staunton...............................        10,000                *              *
Robert E. Venter(2)............................        12,000                *              *
All directors and executive officers as a group
  (8 persons)..................................       208,000              2.3%           1.9%

- ---------------
 *  Less than one percent (1%)

(1) Includes only shares of Common Stock that such person has the right to acquire under option plans which are exercisable within 60 days of September 1, 1998 unless otherwise noted by footnote.

(2) Messrs. Curtis and Venter are members of the Board of Directors of Telemetrix PLC. At the Record Date, Telemetrix PLC beneficially owned 4,544,300 shares of Common Stock and 8,110 shares of Preferred Stock. See also Note 1 to Principal Stockholders.

(3) Includes 3,500 shares of Common Stock beneficially owned by Martinez Family Trust.

(4) Includes 5,000 shares of Common Stock beneficially owned.

PRINCIPAL STOCKHOLDERS

     To the knowledge of the Company's management, only the following persons owned of record or beneficially more than five percent of the shares of Common Stock and Preferred Stock as of September 1, 1998:

                                                                                PERCENT OF
                                                           AMOUNT AND NATURE   CLASS AS OF    PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL                          OF BENEFICIAL     SEPTEMBER 1,     TOTAL
       OWNER OR IDENTITY OF GROUP         TITLE OF CLASS       OWNERSHIP           1998          VOTE
     ------------------------------       --------------   -----------------   ------------   ----------
Telemetrix PLC(1)(2)....................  Common Stock         4,544,300           49.3%         40.9%
                                            Preferred
Knaves Beech Estate, Loudwater,               Stock                8,110          100.0%         17.1%
                                                                                                 ----
High Wycombe, Bucks, HP10 9QZ
United Kingdom                                Total                                              57.9%
                                                                                                 ====
Dimensional Fund Advisors, Inc.(3)......  Common Stock           562,400            6.3%          5.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
The TCW Group, Inc.(4)..................  Common Stock           547,400            6.1%          5.0%
865 South Figueroa Street
Los Angeles, CA 90017

- ---------------
(1) The Company has been advised that 47.1% of the capital stock of Telemetrix PLC is owned by Dr. William P. Venter (a citizen of South Africa), related family trusts and corporations and Allied Electronics Corporation Limited ("Allied"), a publicly held South African corporation of which Dr. Venter owns more than a majority of the outstanding shares of capital stock. Dr. Venter is also a director of Telemetrix PLC as are Messrs. Curtis and Robert
    E. Venter. (See Note 2 of "Aggregate Stock Ownership of Directors and Officers.") Dr. Venter is the father of Robert E. Venter. Allied and Dr. Venter disclaim beneficial ownership of any outstanding securities of the Company.

(2) Of these shares, 3,844,300 shares of Common Stock are held by Telemetrix Investments Limited, a wholly owned subsidiary of Telemetrix PLC, and 450,000 shares of Common Stock are held by Telemetrix Overseas Investments BV, another wholly owned subsidiary of Telemetrix PLC. The shares of Common Stock reflected herein also include 250,000 shares of Common Stock issuable upon the exercise of a warrant held by Telemetrix to purchase shares of Common Stock at $6.00 per share. The shares of Common Stock do not include 1,900,287 shares of Common Stock issuable upon conversion of the Preferred Stock, which is presently convertible by Telemetrix into shares of Common Stock. All of the Preferred Stock owned by Telemetrix is held by Telemetrix Investments Limited, a wholly owned subsidiary of Telemetrix PLC. Telemetrix directly or indirectly owns approximately 47.9% of the outstanding shares of Common Stock and 100% of the outstanding shares of Preferred Stock. If Telemetrix were to convert its shares of Preferred Stock, it would control approximately 57% of the outstanding shares of Common Stock. Telemetrix has informed the Company that Telemetrix does not intend, at the present time, to so convert its shares of Preferred Stock.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of these shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. This information is contained in a Schedule 13G filed by Dimensional on February 10, 1998, and is the most recent information possessed by the Company concerning Dimensional's interest in the Common Stock.

(4) The TCW Group, Inc. may be deemed for the purposes of reporting under
    Section 13(d) or 13(g) of the Securities Exchange Act to be the beneficial owner of the reported securities. The TCW Group, Inc. expressly disclaims ownership of the securities which are held by an investment manager subsidiary of The TCW Group, Inc. for the benefit of such subsidiary's clients. Robert A. Day may be deemed to control The TCW Group, Inc. for the benefit of such subsidiary's clients. Mr. Day expressly disclaims beneficial ownership of the securities. This information is contained in a Schedule 13G filed by The TCW Group, Inc. on February 12, 1998, and is the most recent information possessed by the Company concerning The TCW Group, Inc.'s interest in the Common Stock.

BOARD COMMITTEES

     The Board of Directors has three standing committees: the Audit Committee, the Nominating Committee and the Executive Compensation and Stock Option Committee (the "Compensation Committee"). On November 20, 1997, the Board of Directors appointed a Special Committee of two independent non-employee directors of the Company to examine strategic alternatives available to the Company, including a possible sale of the Company.

  Audit Committee

     The members of the Audit Committee are Messrs. Curtis, Fitzgerald (Chairman), and Venter. The Audit Committee primarily oversees and reviews the Company's financial reporting and accounting practices and consults with the Company's independent public accountants with respect thereto. The Audit Committee also recommends to the Board of Directors and the stockholders the retention or replacement of the Company's independent public accountants.

  Nominating Committee

     The current members of the Nominating Committee are Messrs. Venter and Fitzgerald. The functions of the Nominating Committee are to recommend nominees for directors to be elected by the stockholders at their annual meeting and to recommend nominees to fill vacancies on the Board of Directors that may exist from time to time. The Nominating Committee will consider recommendations for nominees that are submitted in writing to the Company by stockholders.

  Compensation Committee

     The current members of the Compensation Committee are Messrs. Maud (Chairman) and Venter. The functions of the Compensation Committee are to review and approve changes in salaries of employees who report directly to the Chief Executive Officer and to review from time to time the compensation structure of the Company. The compensation of the Chief Executive Officer is reviewed by the full Board of Directors.

  Special Committee

     The current members of the Special Committee are Messrs. Maud (Chairman) and Fitzgerald. The functions of the Special Committee have been to consider strategic alternatives available to the Company, including a possible sale of the Company. The Special Committee, after an extensive process, recommended that the Company enter into a merger agreement ("Merger Agreement") with two subsidiaries of Technitrol, Inc. ("Technitrol"). The Board of Directors, after careful consideration, approved the Merger Agreement and recommended a vote in favor of the Merger Agreement to the Company's shareholders. At an adjourned special meeting of stockholders on September 3, 1998, holders of a majority of GTI Common Stock and Preferred Stock voted to adopt the Merger Agreement. Technitrol has informed the Company of its refusal to close the transaction because of asserted breaches of warranty, which the Company has denied. The Company has filed suit in the Delaware Chancery Court seeking a court order, among other things, requiring Technitrol, through two of its subsidiaries, to close the acquisition of the Company pursuant to the Merger Agreement.

BOARD AND COMMITTEE MEETING ATTENDANCE

     During 1997, the Board of Directors met seven times at regularly scheduled meetings. The Audit Committee met three times, the Nominating Committee did not meet, the Compensation Committee met four times, and the Special Committee met three times. Each incumbent director attended at least 75% of all meetings of the Board of Directors in 1997 and the committees of the Board of Directors on which he served, except Mr. Curtis who attended five of the seven Board of Directors meetings in 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of the Company. Messrs. Venter and Curtis serve as directors of Telemetrix PLC. No other director of the Company served on a compensation committee of a board of directors of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1997, the Company and Valor Electronics, Inc., a wholly-owned subsidiary of the Company ("Valor"), entered into a certain Note Purchase Agreement (the "Note") and related Common Stock Purchase Warrant Agreement with Telemetrix PLC. According to the terms of the Note, Telemetrix PLC loaned to Valor $2.5 million to be repaid in four equal semi-annual installments commencing in August 1997 plus interest at the prime rate of interest plus 4% (12.25% at September 30, 1998). Additionally, the Company granted to Telemetrix PLC a warrant (the "Warrant") to purchase 250,000 shares of Common Stock at an exercise price of $6.00 per share. The Warrant is exercisable at any time and expires 30 days after the Note is paid in full. The Company believes that the terms and conditions of such financing transaction were as favorable to the Company as those it would have received from an unrelated third party.

     GTI Board members Messrs. Curtis and Venter are members of the six member Board of Directors of Telemetrix PLC. Telemetrix PLC beneficially owns 4,544,300 shares of Common Stock and 8,110 shares of Preferred Stock.

COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation received by the executive officers in 1997, 1996 and 1995.

                                                                           LONG-TERM COMPENSATION
                                                                           -----------------------
                                                                                   AWARDS
                                              ANNUAL COMPENSATION($)       -----------------------
                                            ---------------------------    OPTIONS/SARS     OTHER
      NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS(1)    (# OF SHARES)    ($)(2)
      ---------------------------           ----    -------    --------    -------------    ------
Albert J. Hugo-Martinez.................    1997    310,096     72,500         60,000       4,700
President and CEO                           1996    234,231     26,064        200,000       7,200
GTI Corporation(3)                          1995        -0-        -0-            -0-         -0-
William W. Staunton.....................    1997    165,531     32,500         55,000       3,600
Executive Vice President                    1996     79,327     84,000         40,000         -0-
Valor Electronics, Inc.(4)                  1995        -0-        -0-            -0-         -0-
Michael D. Hollabaugh...................    1997    173,269     10,200         20,000       2,900
Vice President of Sales                     1996       -NA-       -NA-           -NA-        -NA-
Valor Electronics, Inc.(5)                  1995        -0-        -0-            -0-         -0-
Bruce C. Myers..........................    1997    142,481      9,300         60,000       1,000
Vice President of Finance and CFO           1996        -0-        -0-            -0-         -0-
GTI Corporation(6)                          1995        -0-        -0-            -0-         -0-
William H. Kopenhaver...................    1997    136,012     25,260         60,000       1,000
Vice President of Operations                1996        -0-        -0-            -0-         -0-
Valor Electronics, Inc.(7)                  1995        -0-        -0-            -0-         -0-

- ---------------
(1) Represents amounts paid pursuant to the 1997 bonus plan.

(2) Represents primarily the amount contributed by the Company to the Amended and Restated Cash or Deferred Profit Sharing Plan for Employees of GTI Corporation and its affiliates.

(3) Mr. Hugo-Martinez became President and CEO of GTI in March 1996.

(4) Mr. Staunton became Vice President of Quality of Valor in May 1996 and was promoted to Executive Vice President in November 1997.

(5) Mr. Hollabaugh became Vice President of Sales of Valor in May 1996.

(6) Mr. Myers became Vice President of Finance and Chief Financial Officer of GTI in January 1997.

(7) Mr. Kopenhaver became Vice President of Operations of Valor in April 1997. Mr. Kopenhaver's employment by Valor terminated in June 1998.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee determines the specific forms and levels of compensation for executive officers of the Company and administers the Company's stock incentive and option plans.

     The following is the Compensation Committee's report to the stockholders with respect to the Company's executive compensation policies and with respect to the compensation of the Chief Executive Officer for 1997. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), this report shall not be incorporated by reference into any of the Company's registration statements, reports or filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

1997 COMPENSATION COMMITTEE REPORT

     The Company's compensation policies are strongly oriented toward incentives designed to encourage the Chief Executive Officer and other executive officers to maximize the potential of the Company and ultimately enhance stockholder value. Specific corporate-performance objectives are established reflecting the Com-pany's belief that the contribution of the Chief Executive Officer and the other executive officers to stockholder value is derived from maximizing operating performance and earnings on an overall company level and, if applicable, an individual segment or operating unit level. The Compensation Committee, while desiring to provide compensation to the Company's executive officers at competitive levels in order to retain and attract qualified executive officers, believes that achieving planned operating-profit objectives is critical to the Company's success.

     The compensation of the Chief Executive Officer and other executive officers of the Company in 1997 principally consisted of three elements: base salary, a cash-bonus plan, and stock options. The base salary component represents the basic rate of pay provided to an executive officer for carrying out the overall responsibilities of the job. The base salary is determined using comparisons with other companies of similar size revenues, market dynamics, and organizational complexity. Additional determinants weighed in the consideration of base salary for the Chief Executive Officer and other executive officers include employment agreements, scope of responsibilities, experience, and other factors as may be deemed appropriate. During 1997, Mr. Hugo-Martinez's base salary was increased from $300,000 to $321,000 on June 30, 1997.

     In setting the Chief Executive Officer's salary for 1997, the Compensation Committee took note of the business operations and prospects of the Company when Mr. Hugo-Martinez was hired in March 1996 and the steps taken by Mr. Hugo-Martinez in the remainder of 1996 to improve that position. The Compensation Committee was of the view that it was in the best interests of the Company and its stockholders to increase Mr. Hugo Martinez's salary in order to retain his services in a tight job market and to give him an incentive and reward to continue his efforts to strengthen the management of various aspects of the Company's business, including sales, operations, quality control, cost control and research and development.

     The Company has a cash-bonus incentive plan in which the Chief Executive Officer, the Vice President of Sales, and the Vice President of Finance and Chief Financial Officer, as well as the Executive Vice President and the Vice President of Operations of Valor participate. At the beginning of each year, performance goals are established for the purposes of determining annual bonuses, with the principal emphasis being the achievement of planned operating-profit objectives and certain financial objectives. In calculating the Chief Executive Officer's bonus, substantial weight is given to earnings per share goals for the Company's Common Stock. Under this plan, no bonus based on the categories of operating-profit or on financial objectives is awarded unless at least 100% of the operating-profit objective is achieved. If these established goals are met, the Chief Executive Officer could receive target bonuses up to 50% of his base salary. If performance goals are exceeded, the Chief Executive Officer could be entitled to receive additional bonus amounts, subject to a maximum additional bonus of 75% of the target bonus. The Chief Executive Officer received a cash bonus during 1997 of $72,500 in connection with the above cash-bonus incentive plan.

     The GTI Corporation Stock Incentive Plan (1989), as amended (the "Stock Incentive Plan"), was the only stock option plan of the Company in which the Chief Executive Officer and the other executive officers could participate in 1997. The Compensation Committee believes that the Stock Incentive Plan helps recruit, retain, and motivate executive personnel. Moreover, the Compensation Committee views stock options and stock ownership by the Chief Executive Officer and other executive officers as an important component of performance-based compensation, as the value of stock options directly relates to the price of the Company's Common Stock and provides the Chief Executive Officer and other executive officers with an incentive to enhance stockholder value. Stock options are granted on a periodic basis, with interim rewards being made in the case of new employees, promotions, or a significant increase in job responsibilities. The number of shares granted under stock options to participants in the Stock Incentive Plan (including the Chief Executive Officer and the other executive officers) is calculated using a formula based on the base salary of the participant, which in turn depends on the factors enumerated above, including comparisons to other companies, scope of responsibilities and experience. To determine the number of shares to be granted under options, a range of dollar values is assigned to each level in the organization, which equates to a multiple of the individual's base salary that is then divided by the average price of the Company's Common Stock for the 12 months preceding the date of grant. Such formula was used in determining the stock options granted in 1997 as shown on the table entitled "Options/SAR Grants in Last Fiscal Year." The Chief Executive Officer was granted stock options for an aggregate of 60,000 shares of the Company's Common Stock in 1997. Options granted in 1997 vest over a period of four years from the date of grant, at the rate of 25% per year, in order to provide incentives for the executive officer to perform over the long term and enhance stockholder value, except for 20,000 of 100,000 shares granted to Mr. Hugo-Martinez, which vested upon his employment with the Company.

     As and to the extent compensation of the Chief Executive Officer and other executive officers increase, the Company intends to comply with Rule 162(m) of the Internal Revenue Code and the regulations promulgated thereunder to fully preserve the Company's compensation deduction.

     The Compensation Committee will continue to review and evaluate the Company's executive compensation structure at least annually. When appropriate, the Compensation Committee will also continue to consult with independent compensation consultants, law firms and accounting firms with respect to its executive-compensation structure and its effectiveness in attaining the objectives set by the Committee.

                                          Compensation Committee

                                          By: Kenneth E. Maud
                                            Robert E. Venter

EMPLOYMENT AGREEMENTS AND SEVERANCE AND RETIREMENT ARRANGEMENTS

     Albert J. Hugo-Martinez. In March 1996, the Company and Mr. Hugo-Martinez entered into an at-will employment agreement, pursuant to which Mr. Hugo-Martinez became the President and Chief Executive Officer of the Company on March 13, 1996. Pursuant to such employment agreement, Mr. Hugo-Martinez received a hiring bonus of $15,000 (net of taxes) and an annual base salary of $300,000. In addition, Mr. Hugo-Martinez is entitled to receive bonus compensation consisting of 50% of his base salary (pro-rated for 1996) if the specified annual bonus target is achieved and up to a maximum of 75% of his base salary if the bonus target is exceeded by 20%. Mr. Hugo-Martinez was also granted options under the Stock Incentive Plan to purchase 100,000 shares of Common Stock at the fair market value of $8.75 per share on March 13, 1996 (See "Stock Options -- Stock Incentive Plan."). Twenty percent of such options vested upon the commencement of his employment. The remaining options vest 20% per year on the four respective anniversaries of the date of grant. Mr. Hugo-Martinez is also entitled to receive certain fringe benefits including a monthly automobile allowance in the amount of $800. In the event that his employment is terminated for reasons other than gross misconduct, death or disability, Mr. Hugo-Martinez is eligible to receive severance payments in an aggregate amount equal to 12 months of his annual base salary which will be paid over a 12-month period.

     Bruce C. Myers. In January 1997, the Company and Mr. Myers entered into an at-will employment agreement, pursuant to which Mr. Myers became the Vice President, Finance and Chief Financial Officer of the Company on January 21, 1997. Such employment agreement provides that Mr. Myers will receive an annual base salary of $155,000. In addition, Mr. Myers is entitled to receive bonus compensation consisting of 40% of his base salary if the specified annual bonus target is achieved. Mr. Myers was also granted options under the Stock Incentive Plan to purchase 40,000 shares of Common Stock at the fair market price, subject to vesting over a five year period at a rate of 10,000 shares of Common Stock per year, beginning on the second anniversary of the date of grant. Mr. Myers is also entitled to receive certain fringe benefits. Mr. Myers' employment agreement contains no provision for severance payments.

CHANGE OF CONTROL AGREEMENTS

     In January 1998, in order to provide an incentive for Mr. Hugo-Martinez and the other executive officers to remain employed with the Company until a strategic alternative (including a possible sale of the Company) is consummated, and in order to provide an incentive to these employees to maximize the value to the shareholders of such strategic transaction, the Company executed Change of Control agreements with Mr. Hugo-Martinez and with each of the other Executive Officers. If there occurs a Change of Control of the Company, as defined in the agreements, on or before January, 1999, then Mr. Hugo-Martinez will receive a lump sum payment equal to eighteen months of his base salary and the other Executive Officers will receive a lump sum cash payment equal to nine months of their respective base salaries at the closing of a Change of Control transaction, assuming that they are still employed by the Company at that time. In addition, in July 1998, the Board of Directors decided to increase Mr. Myers' lump sum payment at the closing of a Change of Control transaction by an amount reflecting the importance to the Company of the extraordinary efforts that Mr. Myers would be required to make in connection with the proposed Change of Control transaction. The amount of such additional lump sum payment is to be determined by the Board of Directors based on Mr. Myers' performance, in an amount that will not be less than $75,000. These payments supersede and replace any other severance payment to which these employees might otherwise be entitled, except that Mr. Hugo-Martinez continues to be entitled to receive severance benefits pursuant to his employment agreement if he is terminated in circumstances other than those covered by his Change of Control agreement with the Company. In addition, each of the executive officers will receive an additional lump sum cash payment at closing equal to one months salary for each 33 cents per share that the Company's shareholders receive in excess of $6 per share in the change of control transaction.

STOCK OPTIONS

     The Company has one stock option plan for its officers and other management employees: the GTI Corporation Stock Incentive Plan (1989), as amended (the "Stock Incentive Plan"). The Company also has three stock option plans for non-employee directors (see Directors Compensation).

  Stock Incentive Plan

     The Stock Incentive Plan currently provides that a maximum of 1,200,000 shares of Common Stock from the Company's authorized but unissued shares of Common Stock or from shares acquired by the Company, including shares purchased in the open market, are available for issuance by the Company in connection with awards of stock options, reload options, stock appreciation rights, performance shares and shares of restricted stock, subject to adjustment. Whenever an award under the Stock Incentive Plan is terminated or forfeited for any reason, the shares of Common Stock covered by such award will again become available for award under the Stock Incentive Plan. Also, whenever the exercise price of a stock option is paid for, in whole or in part, with shares of Common Stock, the number of shares available for award will only be decreased by the excess of the number of shares issued to the participant over the number of shares the participant surrendered. Shares may be awarded to any key employee of the Company or any subsidiary of the Company who, in the opinion of the committee administering the Stock Incentive Plan (currently the Compensation Committee), has the capacity to contribute in a substantial measure to the successful performance of the Company. The Stock Incentive Plan became effective on December 13, 1989, and no awards may be granted under the Stock Incentive Plan after December 13, 1999.

     Approximately 76 persons are currently eligible to participate in the Stock Incentive Plan. As of September 1, 1998, awards covering 857,625 and 116,675 shares were outstanding and available, respectively, for grant under the Stock Incentive Plan. All outstanding options become fully exercisable upon a change of control of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1997, to each of the executive officers and all employees as a group:

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF PRICE
                                                                                         APPRECIATION FOR
                                                INDIVIDUAL GRANTS                          OPTION TERM
                               ----------------------------------------------------   ----------------------
                                               PERCENT OF
                                NUMBER OF        TOTAL
                                SECURITIES    OPTIONS/SARS   EXERCISE
                                UNDERLYING     GRANTED TO     OF BASE
                               OPTIONS/SARS   EMPLOYEES IN     PRICE     EXPIRATION
            NAME                GRANTED(#)    FISCAL YEAR    ($/SHARE)      DATE        5%($)       10%($)
            ----               ------------   ------------   ---------   ----------   ---------    ---------
Albert J. Hugo-Martinez......     60,000          13.0%        5.63       11/19/07     213,000      537,000
Michael D. Hollabaugh........     20,000           4.3%        5.63       11/19/07      71,000      179,000
William H. Kopenhaver........     40,000           8.7%        5.50        3/20/07     139,000      350,000
                                  20,000           4.3%        5.63       11/19/07      71,000      179,000
Bruce C. Myers...............     40,000           8.7%        6.06        1/21/07     153,000      385,000
                                  20,000           4.3%        5.63       11/19/07      71,000      179,000
William W. Staunton..........     55,000          11.9%        5.63       11/19/07     195,000      492,000
All employees as a group.....    461,750         100.0%        5.50        various

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR END OPTION VALUE

     The following table sets forth information concerning stock options exercised in 1997 by each of the executive officers, the aggregate number of options held by each executive officer and the value realized from exercised options and inherent in exercised and unexercised options at December 31, 1997:

                                                                    NUMBER OF
                                                                   SECURITIES             VALUE OF UNEXERCISED
                                                                   UNDERLYING                 IN-THE-MONEY
                                                                   UNEXERCISED                OPTIONS/SARS
                                  SHARES                         OPTIONS/SARS AT                AT FISCAL
                                ACQUIRED ON      VALUE         FISCAL YEAR-END(#)              YEAR-END($)
             NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----               -----------   -----------   -------------------------   -------------------------
Albert J. Hugo-Martinez.......      -0-           -0-           65,000 / 195,000                -0- / -0-
Michael D. Hollabaugh.........      -0-           -0-           12,500 /  57,500                -0- / -0-
William H. Kopenhaver.........      -0-           -0-              -0- /  60,000                -0- / -0-
Bruce C. Myers................      -0-           -0-              -0- /  60,000                -0- / -0-
William W. Staunton...........      -0-           -0-           10,000 /  85,000                -0- / -0-

DIRECTORS' COMPENSATION

  Director Remuneration

     Each director of the Company, except Mr. Maud and Mr. Hugo-Martinez, is paid an annual retainer of $18,000, plus $600 for each time that he attends a meeting of the Board of Directors. Each member of the Audit Committee and the Compensation Committee is paid $500 for each time that he attends a meeting of each such committee. Mr. Maud is paid an annual stipend of $50,000, payable quarterly, for his service as Chairman of the Board of Directors.

  Non-Employee Director Stock Options

     The GTI Corporation 1985 Stock Option Plan for Non-Employee Directors, as amended (the "1985 Directors Plan"), provides for the automatic grant of nonstatutory stock options covering an aggregate of 100,000 shares of Common Stock to members of the Board of Directors who have been elected by the Company's stockholders and who are not full-time employees of the Company or any of its subsidiaries, subject to the limitation that no eligible director may be granted nonstatutory stock options for more than 10,000 shares. The 1985 Directors Plan provides that the exercise price of each nonstatutory stock option must not be less than the fair-market value of the Common Stock on the date of grant. No additional stock options can be granted under the 1985 Directors Plan as of December 13, 1995.

     The GTI Corporation 1989 Stock Option Plan for Non-Employee Directors, as amended (the "1989 Directors Plan"), provides for the automatic grant of nonstatutory stock options with respect to 10,000 shares of Common Stock to directors of the Company who first become directors after the effective date of the 1989 Directors Plan (December 13, 1989), who are not otherwise full-time employees of the Company or any subsidiary of the Company for any part of the preceding fiscal year and who never received stock options under the 1985 Directors Plan. A maximum of 100,000 shares of Common Stock of the Company's authorized but unissued shares of Common Stock or treasury stock are available for issuance under the 1989 Directors Plan, subject to adjustment. As of September 1, 1998, stock options covering 10,000 shares have been exercised, 60,000 shares were available for future grant, and stock options covering 30,000 shares were outstanding under the 1989 Directors Plan. No stock options under the 1989 Directors Plan may be granted on or after December 13, 1999.

     The GTI Corporation 1996 Stock Option Plan for a Non-Employee Director (the "1996 Plan") provides for the grant of nonstatutory stock options covering a member of the Board of Directors who has been elected by the Company's stockholders and who is not a full-time employee of the Company or any of its subsidiaries, subject to the limitation that no eligible director may be granted nonstatutory stock options for more than 25,000 shares. The 1996 Plan provides that the exercise price of each nonstatutory stock option must not be less than the fair-market value of the Common Stock on the date of grant. Further, the options are exercisable immediately and have a 10 year term. Mr. Maud received a grant of 25,000 shares under the 1996 Plan in May 1996. As of September 1, 1998, there were stock options for 25,000 shares outstanding under the 1996 Plan and there were no additional shares under the 1996 Plan available for future grant.

     The GTI Corporation 1996 Stock Option Plan II for a Non-Employee Director (the "1996 Plan II") provides for the grant of nonstatutory stock options covering a member of the Board of Directors who has been elected by the Company's stockholders and who is not a full-time employee of the Company or any of its subsidiaries, subject to the limitation that no eligible director may be granted nonstatutory stock options for more than 25,000 shares. The 1996 Plan II provides that the exercise price of each nonstatutory stock option must not be less than the fair-market value of the Common Stock on the date of grant. Further, the options are exercisable immediately and have a 10 year term. Mr. Maud received a grant of 25,000 shares under the 1996 Plan II in December 1996. As of September 1, 1998, there were stock options outstanding under the 1996 Plan II for 25,000 shares and there were no additional shares under the 1996 Plan II available for future grant.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the Nasdaq National Market System. Officers, directors, and holders of more than 10% of the Common Stock are required by regulations promulgated by the Commission under the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. The Secretary of the Company will assist beneficial owners of more than 10% of the Common Stock in complying with the reporting requirements of Section 16(a) of the Exchange Act.

     Based solely on its review of the copies of such forms received by it, the Company believes that, since January 1, 1997, its directors, officers and greater than 10% beneficial owners complied with all applicable Section 16(a) reporting requirements.

CUMULATIVE TOTAL STOCKHOLDER RETURN

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Russell 2000 Index and the NASDAQ Electronic Components Index (measured in accordance with the rules of the Commission), for the period of five calendar years commencing January 1, 1993 and ending December 31, 1997. In accordance with the rules of the Commission, this presentation shall not be incorporated by reference into any of the Company's registration statements, reports, or filings under the Securities Act or the Exchange Act.

                                GTI CORPORATION

          COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN AMONG GTI CORPORATION, THE RUSSELL 2000 INDEX AND THE NASDAQ
                          ELECTRONIC COMPONENTS INDEX

                                                                                  NASDAQ
                                                                                ELECTRONIC
                                     GTI COROPRATION    RUSSELL 2000 INDEX   COMPONENTS INDEX
1/1/93                                     100                 100                  100
12/31/93                                   103                 119                  137
12/31/94                                    62                 117                  152
12/31/95                                    66                 150                  251
12/31/96                                    18                 175                  435
12/31/97                                    18                 214                  456

                                  PROPOSAL TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                           (ITEM 2 ON THE PROXY CARD)

     Arthur Andersen LLP served as the Company's independent public accountants in 1995, 1996 and 1997 and, upon recommendation of the Audit Committee, has been selected by the Board of Directors to serve in the same capacity for 1998, subject to the ratification of such selection at the Annual Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the appointment of the independent public accountants will be reconsidered by the Board of Directors. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, may make a statement at the Annual Meeting if they so desire, and will be available to respond to appropriate questions at the Annual Meeting.

     Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998 requires the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote thereon. Telemetrix PLC, which as of the Record Date directly or indirectly owned 47.9% of the outstanding shares of Common Stock and 100% of the outstanding shares of Preferred Stock, collectively, representing approximately 57% of the voting securities, has indicated its intention to ratify such selection.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                      METHODS AND EXPENSES OF SOLICITATION

     The cost of solicitation of the enclosed form of proxy will be borne by the Company. Solicitation will be made primarily through the use of the mails, but directors, officers and regular employees of the Company may solicit proxies personally, by mail, or by telephone and telegraph. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies.

                                  FORM 10-K/A

     A copy of the Company's annual report for the year ended December 31, 1997 is included with this proxy statement to shareholders entitled to notice of the Meeting. This annual report was prepared on March 30, 1998 and has not been updated to reflect subsequent events. At any shareholder's written request, the Company will provide without charge, a copy of Company's Annual Report on Form 10-K/A, as filed with the SEC. If copies of exhibits are requested, a copying charge of $0.15 per page will be charged. All requests should be sent to:
Investor Relations, GTI Corporation, 9715 Business Park Avenue, San Diego, California 92131.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder who intends to submit a proposal for action at the 1999 Annual Meeting of Stockholders must provide notice to the Company, which must be received on or before June 24, 1999, in order for the proposal to be included in management's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          /s/ BRUCE C. MYERS
                                          Bruce C. Myers
                                          Secretary

October 2, 1998
San Diego, California

PREFERRED STOCK
     PROXY

                                GTI CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS OCTOBER 22, 1998

      The undersigned hereby appoints Timothy M. Curtis, Albert J. Hugo-Martinez, Kenneth E. Maud, and Robert E. Venter, and each of them, with power of substitution in each, as proxies or proxy to represent the undersigned at the Annual Meeting of the Stockholders of GTI Corporation (the "Company") to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on Thursday, October 22, 1998, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote the number of shares of $35.00 Cumulative Convertible Preferred Stock, which the undersigned would be entitled to vote if personally present, (a) in the manner designated on the reverse side hereof with respect to the election of directors and the other identified proposals and (b) in their discretion on such other matters as may properly come before the meeting or any adjournments thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees and proposals listed on the reverse side hereof.

       (Continued and to be marked, dated, and signed on the other side.)


                              FOLD AND DETACH HERE


GTI CORPORATION                    Annual Meeting of Stockholders
                                   Thursday, October 22, 1998
                                   10:00 a.m.
                                   Hyatt Regency La Jolla
                                   3777 La Jolla Village Drive
                                   San Diego, California



STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ABOVE PROXY ON THE REVERSE SIDE AND RETURN THE SAME IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                           Please mark
                                                          your votes as  /X/
                                                           indicated in
                                                          this example.


(1)   ELECTION OF DIRECTORS:

Timothy M. Curtis, Albert J. Hugo-Martinez, Kenneth E. Maud, and Robert E.
Venter.

                  FOR ALL                               WITHHOLD
                 NOMINEES                              AUTHORITY
        listed except as otherwise                    to vote for
         indicated with respect to                    all nominees
            individual nominees.                         listed

                   / /                                     / /


(To withhold authority to vote for any individual nominee, write his name on the following line.)

- ------------------------------------------
(2) RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998.

        FOR                        AGAINST                       ABSTAIN

        / /                          / /                            / /

I plan to attend this meeting        / /

DATED:                     Signature(s)
      --------------------              ----------------------------------------

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, guardian, etc., or as officer of a corporation, give full title. For joint accounts obtain both signatures.


                              FOLD AND DETACH HERE

COMMON STOCK
    PROXY

                                GTI CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS OCTOBER 22, 1998

      The undersigned hereby appoints Timothy M. Curtis, Albert J. Hugo-Martinez, Kenneth E. Maud, and Robert E. Venter, and each of them, with power of substitution in each, as proxies or proxy to represent the undersigned at the Annual Meeting of the Stockholders of GTI Corporation (the "Company") to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on Thursday, October 22, 1998, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote the number of shares of Common Stock, which the undersigned would be entitled to vote if personally present,
(a) in the manner designated on the reverse side hereof with respect to the election of directors and the other identified proposals and (b) in their discretion on such other matters as may properly come before the meeting or any adjournments thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees and proposals listed on the reverse side hereof.

       (Continued and to be marked, dated, and signed on the other side.)

                              FOLD AND DETACH HERE

GTI CORPORATION                              Annual Meeting of Stockholders
                                             Thursday, October 22, 1998
                                             10:00 a.m.
                                             Hyatt Regency La Jolla
                                             3777 La Jolla Village Drive
                                             San Diego, California



STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ABOVE PROXY ON THE REVERSE SIDE AND RETURN THE SAME IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                           Please mark
                                                          your votes as    /X/
                                                           indicated in
                                                           this example


(1)   ELECTION OF DIRECTORS:

                  FOR ALL                               WITHHOLD
                 NOMINEES                              AUTHORITY
        listed except as otherwise                    to vote for
         indicated with respect to                    all nominees
            individual nominees.                         listed

                   / /                                     / /

Timothy M. Curtis, Albert J. Hugo-Martinez, Kenneth E. Maud, and Robert E.
Venter.

(To withhold authority to vote for any individual nominee, write his name on the following line.)

- ------------------------------------------
(2) RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998.

        FOR                        AGAINST                       ABSTAIN

        / /                          / /                            / /

I plan to attend this meeting        / /


DATED:                     Signature(s)
      --------------------              ----------------------------------------

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, guardian, etc., or as officer of a corporation, give full title. For joint accounts obtain both signatures.

                              FOLD AND DETACH HERE